EXHIBIT 8.1

LIST OF SIGNIFICANT SUBSIDIARIES

(As of February 28, 2022)

Name of entity	Place of incorporation	Ownership interest
Canadian Solar Solutions Inc.	Canada	100%
Canadian Solar O and M (Ontario) Inc.	Canada	100%
Recurrent Energy, LLC	USA	100%
Canadian Solar UK Projects Ltd.	United Kingdom	100%
Canadian Solar Projects K.K.	Japan	100%
Canadian Solar New Energy Holding Company Limited	Hong Kong	100%
Canadian Solar Netherlands Cooperative U.A.	Netherlands	100%
Canadian Solar Energy Singapore Pte Ltd.	Singapore	100%
Canadian Solar Energy Holding Singapore Pte. Ltd.	Singapore	100%
Canadian Solar Brasil I Fundo De Investimento Em Participacoes	Brazil	100%
Canadian Solar Construction (Australia) Pty Ltd	Australia	100%
Canadian Solar Investment Management Pty Ltd	Australia	100%
FieldFare Argentina S.R.L.	Argentina	100%
CSI Energy Project Technology (SuZhou) Co., Ltd.	PRC	100%
CSI Solar Co., Ltd.	PRC	79.59%
CSI New Energy Holding Co., Ltd.	PRC	100%*
Canadian Solar Manufacturing (Luoyang) Inc.	PRC	100%*
Canadian Solar Manufacturing (Changshu) Inc.	PRC	100%*
CSI Cells Co., Ltd.	PRC	100%*
Suzhou Sanysolar Materials Technology Co., Ltd.	PRC	100%*
CSI Solar Manufacturing (Funing) Co., Ltd.	PRC	100%*
Changshu Tegu New Material Technology Co., Ltd.	PRC	100%*
Changshu Tlian Co., Ltd.	PRC	100%*
Canadian Solar Sunenergy (Baotou) Co., Ltd.	PRC	100%*
CSI New Energy Development (Suzhou) Co., Ltd.	PRC	90%*
CSI Electricity Sales (JiangSu) Co., Ltd.	PRC	100%*
CSI Modules (DaFeng) Co., Ltd.	PRC	57.4197%* **
CSI Cells (Yancheng) Co., Ltd.	PRC	73.2063%* ***
CSI New Energy Technology (Zhejiang) Co., Ltd.	PRC	100%*
Canadian Solar Sunenergy (Jiaxing) Co. Ltd. (formerly known as CSI Modules (Jiaxing) Co., Ltd.)	PRC	100%*
Canadian Solar Photovoltaic Technology (Luoyang) Co., Ltd	PRC	100%*
Canadian Solar Manufacturing (Thailand) Co., Ltd.	Thailand	99.999996%*
Canadian Solar Manufacturing Vietnam Co., Ltd.	Vietnam	100%*
Canadian Solar (USA) Inc.	USA	100%*
Canadian Solar EMEA GmbH	Germany	100%*
Canadian Solar Japan K.K.	Japan	100%*
Canadian Solar International Limited	Hong Kong	100%*
Canadian Solar South East Asia Pte. Ltd.	Singapore	100%*
Canadian Solar Brazil Commerce, Import and Export of Solar Panels Ltd.	Brazil	100%*
Canadian Solar SSES (US) Ltd.	USA	100%*
Canadian Solar SSES (UK) Ltd	United Kingdom	100%*

* Significant subsidiaries within the scope of CSI Solar are held through CSI Solar Co., Ltd. of which CSI holds 79.59% equity rights of CSI Solar Co., Ltd. Such equity right percentage may differ when calculated on different bases of accounting, e.g. PRC GAAP.

** Canadian Solar Manufacturing (Changshu) Inc. holds 46.73% equity rights of CSI Modules (DaFeng) Co., Ltd., a limited partnership fund, of which Canadian Solar Manufacturing (Changshu) Inc. holds 20% shares as a limited partner and a wholly-owned subsidiary of CSI Solar Co., Ltd. holds 0.067% shares as a general partner, holds 53.27% equity rights of CSI Modules (DaFeng) Co., Ltd.

***CSI Cells Co., Ltd. holds 57.13% equity rights of CSI Cells (Yancheng) Co., Ltd., a limited partnership fund, of which CSI Cells Co., Ltd. holds 37.33% shares as a limited partner and a wholly-owned subsidiary of CSI Solar Co., Ltd. holds 0.17% shares as a general partner and holds 42.87% equity rights of CSI Cells (Yancheng) Co., Ltd.